Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Charles & Colvard, Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (1)(2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	-	-	-	-	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, no par value per share	415(a)(6)	-	-	-	-	-				-
Carry Forward Securities	Equity	Preferred Stock, no par value per share	415(a)(6)	-	-	-	-	-				-
Carry Forward Securities	Other	Warrants	415(a)(6)	-	-	-	-	-
Carry Forward Securities	Other	Units(1)	415(a)(6)	-	-	-	-	-				-
Carry Forward Securities	Unallocated (Universal) Shelf	-	415(a)(6)	-	-	$25,000,000 (2)(3)	-	-	S-3	333-256495	June 2, 2021	$2,943.24
	Total Offering Amounts					$25,000,000		$0.00
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$0.00

(1) There are being registered hereunder such indeterminate number of shares of common stock, preferred stock, warrants and units to be sold by the Registrant from time to time at unspecified prices which shall have a maximum aggregate offering price not to exceed $25,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the preferred stock or warrants registered hereunder, including under any applicable anti-dilution provisions. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act. The maximum aggregate offering price of all securities issued by the Registrant pursuant to this registration statement shall not exceed $25,000,000. The proposed maximum aggregate offering price is estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

(3) Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement, and the filing fees previously paid in connection with these securities, represent $25,000,000 of unsold securities (the “Unsold Securities”) previously registered by the Registrant on the Registrant’s prior registration statements File No. 333-256495 (filed on May 26, 2021 and declared effective on June 2, 2021) (the “2021 Prior Registration Statement”). The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder and, as a result, no additional filing fee is due in respect of such Unsold Securities. Pursuant to Rule 415(a)(6), the offering of securities registered under the 2021 Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.